                                                                    EXHIBIT 99.4

                           TENDER FOR ALL OUTSTANDING
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2012
                                IN EXCHANGE FOR
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2012
                                       OF
                           BERRY PLASTICS CORPORATION

To Our Clients:

We are enclosing herewith a Prospectus, dated           , 2002, of Berry
Plastics Corporation ("Berry"), and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Berry, to exchange its 10 3/4% Senior Subordinated Notes Due 2012 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like stated amount at maturity of its issued and outstanding 10 3/4% Senior Subordinated Notes Due 2012 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Exchange Offer.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2002 UNLESS EXTENDED BY BERRY IN ITS SOLE DISCRETION.

THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OUTSTANDING NOTES BEING TENDERED.

We are the holder of record of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed Instruction to Registered Holder from Beneficial Holder enclosed herewith. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to Berry that (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of the Outstanding Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes in violation of the provisions of the Securities Act, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and
(iv) neither the holder nor any such other person is an "affiliate" of Berry or any Guarantor within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate", that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Outstanding Notes, we will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                         Very truly yours,

                                        2